                                  EXHIBIT 12.1

                             HOMESIDE LENDING, INC.
              COMPUTATION OF THE RATIO OF EARNINGS TO FIXED CHARGES
                          (DOLLAR AMOUNTS IN THOUSANDS)


The following table sets forth the ratio of earnings to fixed charges of HomeSide Lending, Inc. for the three and six month periods ended March 31, 2000 and the three and six month periods ended March 31, 1999. The ratio of earnings to fixed charges is computed by dividing net fixed charges (interest expense on all debt plus the interest portion of rent expense) into earnings before income taxes and fixed charges.


                                          FOR THE THREE     FOR THE THREE     FOR THE SIX       FOR THE SIX
                                           MONTHS ENDED     MONTHS ENDED      MONTHS ENDED      MONTHS ENDED
                                          MARCH 31, 2000   MARCH 31, 1999    MARCH 31, 2000    MARCH 31, 1999
                                          --------------   --------------    --------------    --------------

Earnings before income taxes                $ 36,581          $ 33,575          $ 62,278          $ 64,516
                                            --------          --------          --------          --------

Interest expense                              40,593            32,779            73,744            62,694


Interest portion of rental expense               842               714             1,750             1,375
                                            --------          --------          --------          --------


Fixed charges                                 41,435            33,493            75,494            64,069
                                            --------          --------          --------          --------


Earnings before fixed charges                 78,016            67,068           137,772           128,585
                                            --------          --------          --------          --------


FIXED CHARGES:

Interest expense                              40,593            32,779            73,744            62,694


Interest portion of rental expense               842               714             1,750             1,375
                                            --------          --------          --------          --------

Fixed charge                                $ 41,435          $ 33,493          $ 75,494          $ 64,069
                                            --------          --------          --------          --------

                                            --------          --------          --------          --------
Ratio of earnings to fixed charges          $   1.88          $   2.00          $   1.82          $   2.01
                                            ========          ========          ========          ========

The following table sets forth the ratio of earnings to fixed charges of HomeSide Lending, Inc. for the three month periods ended December 31, 1999 and 1998. The ratio of earnings to fixed charges is computed by dividing net fixed charges (interest expense on all debt plus the interest portion of rent expense) into earnings before income taxes and fixed charges.



                                          FOR THE THREE       FOR THE THREE
                                           MONTHS ENDED       MONTHS ENDED
                                        DECEMBER 31, 1999   DECEMBER 31, 1998
                                        -----------------   -----------------

Earnings before income taxes                $26,030             $31,124
                                            -------             -------

Interest expense                             32,955              29,915


Interest portion of rental expense              908                 661
                                            -------             -------


Fixed charges                                33,863              30,576
                                            -------             -------


Earnings before fixed charges                59,893              61,700
                                            -------             -------


FIXED CHARGES:

Interest expense                             32,955              29,915


Interest portion of rental expense              908                 661
                                            -------             -------

Fixed charges                               $33,863             $30,576
                                            -------             -------

                                            -------             -------
Ratio of earnings to fixed charges          $  1.77             $  2.02
                                            =======             =======

The following table sets forth the ratio of earnings to fixed charges of HomeSide Lending, Inc. for the fiscal year ended September 30, 1999, the period from February 11, 1998 to September 30, 1998, and the period from March 1, 1997 to February 10, 1998. The ratio of earnings to fixed charges is computed by dividing net fixed charges (interest expense on all debt plus the interest portion of rent expense) into earnings before income taxes and fixed charges.

                                          FOR THE PERIOD       FOR THE PERIOD       FOR THE PERIOD
                                        OCTOBER 1, 1998 TO  FEBRUARY 11, 1998 TO    MARCH 1, 1997 TO
                                        SEPTEMBER 30, 1999   SEPTEMBER 30, 1998    FEBRUARY 10, 1998
                                        ------------------  --------------------   -----------------

Earnings before income taxes                $132,341             $ 80,546               $136,870
                                            --------             --------               --------

Interest expense                             121,697               62,476                 81,770


Interest portion of rental expense             2,955                1,320                  1,387
                                            --------             --------               --------


Fixed charges                                124,652               63,796                 83,157
                                            --------             --------               --------


Earnings before fixed charges                256,993              144,342                220,027
                                            --------             --------               --------


FIXED CHARGES:

Interest expense                             121,697               62,476                 81,770


Interest portion of rental expense             2,955                1,320                  1,387
                                            --------             --------               --------

Fixed charges                               $124,652             $ 63,796               $ 83,157
                                            --------             --------               --------

                                            --------             --------               --------
Ratio of earnings to fixed charges              2.06                 2.26                   2.65
                                            ========             ========               ========